STATEMENT OF DESIGNATION
                                       OF
                          SERIES I CLASS A COMMON STOCK
                                       AND
                              CLASS B COMMON STOCK
                                       OF
                        BANKUNITED FINANCIAL CORPORATION


     WHEREAS, pursuant to Article VI of the Articles of Incorporation of BankUnited Financial Corporation (the "Corporation") as in effect on the date hereof and Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation is authorized, within limitations set forth therein, (i) to divide the Corporation's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), into series and fix and determine the relative rights and preferences of the shares of any series so established, and
(ii) to fix and determine certain rights of the Corporation's Class B Common Stock, par value $.01 per share ("Class B Stock"); and

     WHEREAS, the Board of Directors desires to (i) establish a series of the Class A Common Stock, designating such series "Series I Class A Common Stock,"
(ii) allocate 20,000,000 shares of the authorized Class A Common Stock to the Series I Class A Common Stock, (iii) fix and determine the relative rights and preferences of the shares of the Series I Class A Common Stock, and (iv) fix and determine the conversion rights of the Class B Stock;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors (i) hereby allocates a portion of the Class A Common Stock to a series thereof designated Series I Class A Common Stock, and fixes and determines the relative rights and preferences of the Series I Class A Common Stock, as set forth in Section I below, and (ii) hereby sets forth in Section II below the conversion rights of the Class B Stock.

     I.       DESIGNATION, ALLOCATION AND RIGHTS OF SERIES I CLASS A COMMON
STOCK.

              (1) DESIGNATION AND ALLOCATION. 20,000,000 of the 30,000,000 shares of Class A Common Stock authorized by the Articles of Incorporation of the Corporation hereby are determined to be and shall be of a series designated as Series I Class A Common Stock (herein called "Series I Class A Common Stock").

              (2) DIVIDENDS. The holders of shares of the Series I Class A Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends to the holders of common stock, a per share dividend equal to 110% of the amount per share of any dividend declared on Class B Stock (the "Dividend Rate"). The Dividend Rate shall be subject to adjustment as provided by the formula set forth in subsection I(3) of this resolution.

              (3) DIVIDEND RATE ADJUSTMENTS. The Dividend Rate shall be subject to adjustment from time to time as follows:

                      (a) If the Corporation shall (i) pay a dividend in and on
              shares of its Series I Class A Common Stock or Class B Stock, (ii) subdivide its outstanding shares of Series I Class A Common Stock or Class B Stock into a greater number of shares, (iii) combine its outstanding shares of Series I Class A Common Stock or Class B Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Series I Class A Common Stock or Class B Stock any shares of its capital stock, then the Dividend Rate in effect immediately prior thereto shall be adjusted so that the holder of Series I Class A Common Stock or Class B Stock entitled to receive a dividend upon his or her Series I Class A Common Stock or Class B Stock after the record date fixing stockholders to be affected by such event shall be entitled to receive upon declaration of a dividend on common stock such dividend which such holder would have been entitled to receive after the happening of such event had such dividend been declared and paid immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to the happening of any such event between such record date and the payment of dividends on the common stock of the Corporation.

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                      (b) (i) If the Corporation has issued Series I Class A
                      Common Stock which is not listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association and the Corporation shall issue rights or warrants to the holders of any of its capital stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the Book Value Per Share (as defined in subsection II(4)(b)(iii) of this resolution) of such common stock at the record date mentioned below; or

                               (ii) If the Corporation has issued Series I Class
                      A Common Stock which is listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, and the Corporation shall issue rights or warrants to the holders of its capital stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the current market price per share (as defined in subsection II(4)(e) of this resolution) of such common stock at the record date mentioned below; then, in either of the above events, the Dividend Rate shall be adjusted by multiplying the Dividend Rate existing immediately prior to such event by a fraction as provided below:

                                        (A) If the Class B Stock may be
                      subscribed for or purchased at less than the Book Value Per Share or the current market price per share, as the case may be, then the numerator of such fraction shall be the number of shares of Class B Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Class B Stock offered for subscriptions or purchase, and the denominator of which shall be the number of shares of Class B Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Class B Stock which the aggregate offering price of the total number of shares of Class B Stock so offered would purchase based on current Book Value Per Share at the record date mentioned below or current market price per share (as defined in subsection II(4)(e) of this resolution), as the case may be.

                                        (B) If the Series I Class A Common Stock
                      may be subscribed for or purchased at less than the Book Value Per Share or the current market price per share, as the case may be, then the numerator of such fraction shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Series I Class A Common Stock which the aggregate offering price of the total number of shares of Series I Class A Common Stock so offered would purchase based on Book Value Per Share at the record date mentioned below or current market price per share (as defined in subsection II(4)(e) of this resolution), as the case may be, and the denominator of which shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Series I Class A Common Stock offered for subscription or purchase.

                               (iii) An adjustment to the Dividend Rate as
                      provided in subsections I(3)(b)(ii)(A) or (B), above, shall be made whenever such rights or warrants are issued, and also shall be effective retroactively as to dividends declared on the common stock of the Corporation between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (c) No adjustment in the Dividend Rate shall be required
              unless such adjustment would require an increase or decrease of at least 2% in such Dividend Rate; provided, however, that any adjustments which by reason of this subsection I(3)(c) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment.

              (4)     VOTING.

                      (a) Except as otherwise provided in the Articles of
              Incorporation of the Corporation, or as provided in any resolution of the Board of Directors or the stockholders of the Corporation, the Series I Class A Common Stock, the Class B Stock, and the Preferred Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation for a vote. In any such vote, each share of Series I Class A Common Stock is entitled to cast 1/10 of the vote that each share of Class B Stock is entitled to cast.

                      (b) Notwithstanding the provision contained in subsection
              I(4)(a) above, in the event of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or

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              substantially all of the property or assets of the Corporation to another corporation, then, in any such consolidation, merger, sale, conveyance, exchange or transfer, if the consideration per share (as adjusted consistent with the provisions of Sections I and II hereof) to be received for the shares of Series I Class A Common Stock differs in any substantial kind or amount from the per share (as adjusted consistent with the provisions of Sections I and II hereof) consideration to be received for Class B Stock, the majority of the holders of the outstanding Series I Class A Common Stock, by a separate vote of the holders of the Series I Class A Common Stock, must approve such consolidation, merger, sale, conveyance, exchange or transfer; provided, however, that nothing in this subsection I(4)(b) shall in any way grant any rights to the holders of the Series I Class A Common Stock in connection with the sale of any shares of the capital stock of the Corporation by a stockholder of the Corporation to any person or entity other than the Corporation. Notwithstanding any other provision of this subsection I(4)(b), the receipt by the holders of the Series I Class A Common Stock of limited voting stock in an acquiring company shall not be deemed to be consideration which differs in any substantial respect from that received by the holders of the Class B Stock, provided such limited voting common stock bears substantially the same relative rights and privileges to the acquiring company's voting stock as the Series I Class A Common Stock bears to the Class B Stock.

     II.      CONVERSION RIGHTS OF CLASS B STOCK.

              (1) CONVERSION. Subject to and upon compliance with the provisions of this resolution, the holder of any shares of Class B Stock may at such holder's option convert any such shares of Class B Stock into such number of fully paid and non-assessable shares of Series I Class A Common Stock as are issuable pursuant to the formula set forth in subsections II(3), (4) and (5) of this resolution.

                      No adjustment shall be made for dividends on any Series I
              Class A Common Stock that shall be issuable because of the conversion of shares of Class B Stock, but all dividends accrued and unpaid on any Class B Stock up to and including the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting holder.

              (2) MECHANICS OF CONVERSION. The surrender of any Class B Stock for conversion shall be made by the holder thereof to the Corporation at its principal office and such holder shall give written notice to the Corporation at said office that such holder elects to convert such Class B Stock in accordance with the provisions hereof. Such notice also shall state the name or names (with addresses) in which the certificate or certificates for Series I Class A Common Stock, which shall be issuable on such conversion, shall be issued. Subject to the provisions of subsection II(1) hereof, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Series I Class A Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Class B Stock and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Class B Stock and the extinguishment of its obligations thereon shall constitute full payment for the Series I Class A Common Stock so subscribed for and to be issued upon such conversion.

                      As soon as practicable after the receipt of such notice
              and the shares of Class B Stock, the Corporation shall issue and shall deliver to the person for whose account such shares of Class B Stock were so surrendered, or on such holder's written order, a certificate or certificates for the number of full shares of Series I Class A Common Stock issuable upon the conversion of such shares of Class B Stock and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection II(5) hereof, together with a certificate or certificates representing the shares of Class B Stock, if any, which are not to be converted, but which constituted part of the Class B Stock represented by the certificates or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Class B Stock, and the person or persons in whose name or names any certificate or certificates for Series I Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

              (3) BASIC CONVERSION RATE. The initial rate at which holders may convert Class B Stock into Series I Class A Common Stock ("Conversion Rate") shall be one share of Series I Class A Common Stock for each share of Class B Stock surrendered for conversion.

              (4) CONVERSION RATE ADJUSTMENT. The Conversion Rate shall be subject to adjustment from time to time as follows:

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                      (a) If the Corporation shall (i) pay a dividend in and on
              shares of its Series I Class A Common Stock or its Class B Stock,
              (ii) subdivide its outstanding shares of Series I Class A Common Stock or its Class B Stock into a greater number of shares, (iii) combine its outstanding shares of Series I Class A Common Stock or its Class B Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Series I Class A Common Stock or its Class B Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of Class B Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such shares been converted immediately prior to such record date. Such adjustment, if applicable, shall be made whenever any of such events shall happen, and shall also be effective retroactively as to shares converted between such record date and the date of the happening of any such event.

                      (b) (i) If the Series I Class A Common Stock is not listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, and the Corporation issues rights or warrants (a) to the holders of its Series I Class A Common Stock entitling them to subscribe for or purchase shares of Series I Class A Common Stock or (b) to the holders of its Class B Stock entitling them to subscribe for or purchase shares of Class B Stock, in either case at a price per share less than the Book Value Per Share (as defined below) of Series I Class A Common Stock at the record date mentioned below; or

                      (ii) If the Series I Class A Common Stock is listed on a
              national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, and the Corporation issued rights or warrants (a) to the holders of its Series I Class A Common Stock entitling them to subscribe for or purchase shares of Series I Class A Common Stock or (b) to the holders of its Class B Stock entitling them to subscribe for or purchase shares of Class B Stock, in either case at a price per share less than the current market price per share of Series I Class A Common Stock (as defined in subsection II(4)(e) of this resolution) at the record date mentioned below;

              then, in either of the above events in which the Series I Class A Common Stock rights or warrants are issued at a price per share below Book Value Per Share or current market price per share, as the case may be, the number of shares of Series I Class A Common Stock into which each share of Class B Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series I Class A Common Stock into which such shares of Class B Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Series I Class A Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Series I Class A Common Stock which the aggregate offering price of the total number of shares so offered would purchase based on Book Value Per Share at the record date mentioned below or current market price per share (as defined in subsection II(4)(e) of this resolution), as the case may be. If the Corporation issues Class B Stock rights or warrants at a price per share below Book Value Per Share or current market price per share, as the case may be, then the above formula shall be used except that when calculating the fraction in such formula, Class B Stock shall be substituted for Series I Class A Common Stock. Such adjustment shall be made whenever such rights or warrants are issued, and shall also be effective retroactively as to shares of Class B Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (iii) The term "Book Value Per Share," as used herein,
              shall mean such amount which is determined by (a) reducing total stockholders' equity by the amount contributed to capital in exchange for all classes of stock other than common stock, adjusted to reflect any proportion of the Corporation's net income or loss from operations since payment for such shares of stock other than common stock (such adjustment arrived at by adding all shares of outstanding stock, adjusted to reflect any conversion ratios, the resulting number to be the denominator of a fraction the numerator of which is to be the number of shares of the Corporation's stock other than common stock, adjusted to reflect conversion ratios, the resulting fractions to be multiplied by the net income or loss from the Corporation's operations since payment for the stock other than common stock); and (b) dividing the resulting amount by the number of shares of common stock outstanding, adjusted to compensate for any common stock to common stock conversion ratio other than one to one.

                      (c) If the Corporation shall distribute to the holders of
              its Series I Class A Common Stock or Class B Stock evidence of its indebtedness or assets (excluding cash dividends or distributions made out of

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              current or retained earnings) or rights or warrants to subscribe other than as referred to in subsection II(4)(b) of this resolution, then, when such distribution is made to the holders of Series I Class A Common Stock the number of shares of Series I Class A Common Stock into which each share of Class B Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series I Class A Common Stock into which such shares of Class B Stock was theretofore convertible by a fraction, the numerator of which shall be the Book Value Per Share of Series I Class A Common Stock at the record date mentioned below or, if the Series I Class A Common Stock is listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, the market price per share of Series I Class A Common Stock (as defined in subsection II(4)(e) of this resolution) on the date of such distribution, and the denominator of which shall be such Book Value Per Share of the Series I Class A Common Stock at the record date mentioned below or such current market price per share of the Series I Class A Common Stock, as the case may be, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of the Series I Class A Common Stock. If the Corporation distributes such evidence of indebtedness or assets to the holders of the Class B Stock, the above formula shall be used except that when calculating the fraction in such formula, Class B Stock shall be substituted for Series I Class A Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall also be effective retroactively as to the shares converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

                      (d) In the event of any consolidation of the Corporation
              with, or the merger of the Corporation into, another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the holder of each share of Class B Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's shares of Class B Stock into Series I Class A Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the protection of the conversion rights of the shares of Class B Stock shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property, including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion. The provisions of this subsection II(4)(d) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

                      (e) For purposes of computation under Sections I and II of this resolution, the current market price per share of Series I Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive business days immediately prior to the day in question. The closing price for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Series I Class A Common Stock is listed, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange, or if the Series I Class A Common Stock is not then listed on a national securities exchange, the average of the closing prices or, if applicable, closing bid and asked prices in the over-the-counter market as furnished by the nationally recognized securities firm or association selected from time to time by the Corporation for that purpose.

                      (f) No adjustments in the Conversion Rate shall be
              required unless such adjustment would require an increase or decrease of at least 2% in such Conversion Rate; provided, however, that any adjustments which by reason of this subsection II(4)(f) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection II(4)(f) shall be made to the nearest cent or one-hundredth of a share, as the case may be.

              (5) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any shares results in a fraction, an amount equal to such fraction multiplied by the current market price (determined as provided in subsection II(4)(e) of

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              this resolution) of the Series I Class A Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation; or if the Series I Class A Common Stock is not listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm, an amount equal to such fraction multiplied by the Book Value Per Share of the Class B Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation.

              (6) TAX. The issue of stock certificates on conversion of shares shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (7) POWER RESERVED BY THE BOARD OF DIRECTORS. If in any case a state of facts occurs wherein in the opinion of the Board of Directors, the other provisions of this Section II are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Class B Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

              (8) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized Series I Class A Common Stock the full number of shares of Series I Class A Common Stock deliverable upon the conversion of all outstanding shares of Class B Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Series I Class A Common Stock upon conversion of the Class B Stock.

              (9) STATUS OF CONVERTED SHARES. Shares of Class B Stock converted shall assume the status of authorized but unissued shares of Class B Stock of the Corporation.





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